EXHIBIT 32

In connection with the quarterly report on Form 10-Q of Royal Gold, Inc. (the “Company”) for the period ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stanley Dempsey, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2004

/s/ Stanley Dempsey

Stanley Dempsey
Chairman and Chief Executive Officer

EXHIBIT 32

In connection with the quarterly report on Form 10-Q of Royal Gold, Inc. (the “Company”) for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stefan Wenger, Treasurer and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2004

/s/ Stefan Wenger

Stefan Wenger
Treasurer and Chief Accounting Officer